STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "**Agreement**") is entered into as of October __, 2013, by, between, and among: Trump Equipment Company, Inc., an Texas corporation (the "**Corporation**"); the shareholders of the Corporation listed on Schedule A hereto (the "**Sellers**"); and Hawk Manufacturing, Inc., a Florida corporation ("**Buyer**").

WHEREAS, Sellers are the owners of all ten thousand, three hundred sixty-two (10,362) issued and outstanding shares of the Corporation's common stock, par value $1.00 per share ("**Common Stock**"); and

WHEREAS, Buyer desires to purchase 6,735 shares of Common Stock (the "**Shares**")—representing 65% of the issued and outstanding Common Stock—for purchase consideration consisting of (i) $3,550,000 in cash, (ii) a secured promissory note in the principal amount of $820,904.85, and (iii) the assumption of all debt obligations of the Corporation set forth on Schedule B hereto (the "**Debt Obligations**"); and

WHEREAS, Sellers desire to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Sellers, on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and mutual promises and conditions contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

ARTICLE 1
PURCHASE AND SALE OF UNITS

1.1. Purchase and Sale of Shares. Upon and subject to the terms and conditions contained in this Agreement, at the Closing (as defined in Section 1.3), Sellers shall sell, transfer and deliver good and valid title to the Shares to Buyer, free and clear of all claims, liens and encumbrances, and Buyer shall purchase the Shares from Sellers.

1.2. Purchase Price and Payment. The aggregate consideration to be paid by Buyer to Sellers for the acquisition of the Shares shall consist of:

(a) $3,550,000 in cash (the "**Cash Payment**"), payable to the Sellers within and including the forty-fifth (30) calendar day from the closing date, in immediately available funds by wire transfer in accordance with the amounts set forth on Schedule A hereto; and

(b) a secured promissory note in the principal amount of $820,904.85 (the "**Note**"), which shall be:

(1) made payable to Crecemos Technologies, LLC, as Texas limited liability company ("**CTL**"), carry an interest rate of 7% per annum, and provide for payments of principal and interest to be amortized over a ten-year term, with monthly payments of principal and interest being made beginning on the first of the month immediately following the Closing Date and a final balloon payment of all remaining principal and interest being made sixty-six months from the Closing Date;

(2) Secured by all of Buyer's interest in the Shares pursuant to a Pledge and

Security Agreement in form reasonably acceptable to CTL (the "**Security Agreement**"); and

(3) Guaranteed by John M. Ragsdale, Stacey Ragsdale, Carl Partridge and Kent Raley, pursuant to a personal guarantee in a form reasonably acceptable to CTL (the "**Personal Guarantee**").

1.3. Closing. The closing of the transactions contemplated by this Agreement (the "**Closing**") shall occur as soon as practicable following the satisfaction of all conditions of Buyer and Sellers' obligations to close as set forth in Article 5 and Article 6 hereof (the date of the Closing is referred to herein as the "**Closing Date**").

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER AND THE LLC

Each Seller and the Corporation, jointly and not severally, make the representations and warranties contained in this Section to Buyer.

2.1. Execution and Validity. The execution and delivery of this Agreement by the Corporation has been authorized by the Corporation and its Shareholders, the Sellers. The Corporation and the Sellers each have the full right, power and authority to enter into, and the ability to perform his, her or its obligations under this Agreement and all other agreements and instruments contemplated by this Agreement. This Agreement has been duly executed and delivered by the Corporation and the Seller and is, and the other agreements and instruments to be executed and delivered by the Corporation and Seller will be, when executed and delivered by them, legal, valid and binding agreements of the Corporation and Seller, enforceable in accordance with their respective terms.

2.2. Organization and Qualification. The Corporation (a) is validly existing and in good standing under the laws of Texas, its jurisdiction of formation, and (b) has all requisite power and authority to carry on its businesses as such businesses are presently conducted and to own or lease and to operate its assets and business in the places where its business is now conducted and where its assets are now owned, leased or operated.

2.3. Absence of Encumbrances. Sellers are the record and beneficial owners of all of the issued and outstanding Shares, free and clear of any liens, pledges, claims, security interests, charges and encumbrances of any kind ("**Encumbrances**"), and there are no pending or, to Sellers' and the Corporation's knowledge, threatened claims or proceedings which would impair or encumber any of the Shares.

2.4. Absence of Violations. Neither the execution nor delivery by the Corporation or Sellers of this Agreement or of any of the other agreements and instruments contemplated by this Agreement, nor the consummation of the transactions contemplated by this Agreement or such other agreements and instruments will (a) conflict with or result in the breach of any term or provision of, or constitute a default under, or give any third-party the right to accelerate any obligation under, any charter provision, bylaw, contract, agreement indenture, deed of trust, instrument, order, law or regulation to which the Corporation or any Seller is a party or by which the Corporation or any Seller or any of their assets or properties are in any way bound or obligated or (b) result in the creation of any Encumbrance upon any of the Shares or the assets or properties of the Corporation.

2.5. Financial Statements. To the best of the Corporation's knowledge, the Corporation has provided Buyer with accurate financial statements which fairly represent the condition of the business of the Corporation (the "**Business**").

2.6. Tax Matters. The Corporation has collected and/or withheld (as applicable) and paid all material federal, state, county, local, foreign and other taxes, including, without limitation, any income, gross receipts, license, payroll, employment, excise, franchise, withholding, social security, unemployment, disability, real property, personal property, sales, use, minimum, estimated or other tax of any kind whatsoever including, without limitation, any material deficiencies, interest, penalty or addition to any such tax, whether disputed or not.

2.7. Claims and Lawsuits. Seller is not aware of any claims, suits, investigations, contracts, agreements, or set of facts which will, or by the passage of time may, affect the assets of the Corporation or impede or prohibit Buyer from using or subsequently transferring the Corporation assets, other than any requirements or restrictions resulting from agreements related to the Debt Obligations.

2.8. Title to Assets: Liens. The Corporation has good and marketable title to the assets reasonably necessary for the operation of the Business (the "**Assets**") and the absolute right to transfer and convey them to the Buyer. Except for Encumbrances resulting from or related to the Debt Obligations, none of the Assets are now, or will be at the Closing Date, subject to any Encumbrances of any kind or character.

2.9. Employees. The Corporation does not have any contracts of employment with any employees or any legal responsibility for the applicable employees of any other entity, and all employees of the Corporation are terminable by the Corporation at-will. Other than pursuant to the Employment Agreements (as defined in Section 6.5), Buyer will not be obligated to continue the employment of any employee of the Corporation after the Closing.

2.10. Employee Relations. The Corporation is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or for amounts required to be reimbursed to such employees.

2.11. Brokers. Except for **[Texas Business Source]**, no agent, broker or other Person acting on behalf of the Corporation is or will be entitled to any broker's fee or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement. Seller shall be responsible for all Sellers Brokers fees.[1]

JMR

[1] Parties to confirm.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer makes the representations and warranties contained in this Section to Seller intending that Seller rely on each of such representations and warranties in order to induce Seller to enter into and complete the transactions contemplated by this Agreement. These representations and warranties shall survive the Closing.

3.1. Execution and Validity.

(a) the execution and delivery by Buyer of this Agreement has been authorized by its board of directors; (b) Buyer has the full right, power and authority to enter into, and the ability to perform its obligations under, this Agreement and all other agreements and instruments contemplated by this Agreement; and (c) this Agreement has been duly executed and delivered by Buyer and is, and the other agreements and instruments to be executed and delivered by Buyer will be, when executed and delivered by it, legal, valid and binding agreements of Buyer, enforceable in accordance with their respective terms.

3.2. Organization and Ownership. Buyer (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and (b) has all requisite corporate power and authority to carry on its business as is presently conducted and to own or lease and to operate its assets and business in the places where its business is now conducted and where its assets are now owned, leased or operated.

3.2. Absence of Violations. Neither the execution nor delivery of this Agreement or of any of the other agreements and instruments contemplated by this Agreement, nor the consummation of the transactions contemplated by this Agreement or such other agreements and instruments, will conflict with or result in the breach of any term or provision of, or constitute a default under, or give any third-party the right to accelerate any obligation under, any charter provision, bylaw, contract, agreement, indenture, deed of trust, instrument, order, law or regulation to which Buyer is a party.

3.3. Brokers. No agent, broker, investment banker, or other Person acting on behalf of Buyer or under its authority is or will be entitled to any broker's fee or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement for which Seller will become liable.[2]

ARTICLE 4
COVENANTS OF THE CORPORATION AND SELLER

4.1. Covenants of the Corporation and Seller. In addition to other obligations contained in this Agreement, between the date of this Agreement and the Closing (or the earlier termination of this Agreement), unless specifically waived in writing by Buyer, Sellers shall cause the Corporation to:

(a) Conduct of Business. Conduct its businesses in the ordinary course, consistent with prior practice; (b) keep intact its businesses and goodwill; (c) comply in all material respects with

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[2] Parties to confirm. Yes, there is no broker on the Buyers side.

all of the terms of its existing material contracts; and (d) use its best efforts to keep available the services of its officers and employees.

(b) Access and Information. Permit the authorized representatives of Buyer to have access upon reasonable request and notice to the assets, properties, books and records of the Corporation related to the Business for due diligence purposes.

4.2. Covenant of Buyer. From and after the Closing the Buyer agrees on its behalf, and on behalf of its affiliates an assigns, not to take any action (including the issuance of Common Stock or entrance into any agreement or arrangement) that would result in the Sellers owning less than 15% of the outstanding voting stock of the Corporation, without first obtaining the written consent of CTL.

ARTICLE 5
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

Unless each of the following conditions are satisfied or waived in writing by Buyer, Buyer shall not be obligated to effect the transactions contemplated by this Agreement:

5.1. Representations and Warranties. The representations and warranties of Sellers and the Corporation contained in this Agreement shall be true and complete in all material respects as at the date of this Agreement and as at the Closing Date (as if each were made at such time), subject to any actions or changes which may have taken place after the date of this Agreement which are expressly permitted by this Agreement.

5.2. Performance. Each of the agreements, obligations, conditions and covenants to be performed or complied with by Sellers and the Corporation at or prior to the Closing pursuant to the terms of this Agreement shall have been fully performed or complied with on or before the Closing Date.

5.3. Absence of Litigation. There shall be no pending or threatened claim, action, litigation, suit or other proceeding, either judicial or administrative, with respect to the Corporation or Sellers for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement or its consummation is improper or that would adversely affect the benefit to Buyer of the transactions contemplated by this Agreement.

5.4. Acquisition Financing. Buyer shall have obtained acquisition financing sufficient to complete the transactions contemplated by this Agreement.

5.5. Non-Competition Agreements. Each Seller shall have entered into an agreement mutually acceptable to the parties containing covenants of non-competition, non-solicitation and confidentiality ("**Non-Competition Agreements**") in the favor of Buyer and the Corporation related to each of their respective businesses. Such covenants of non-competition and non-solicitation agreements shall for a period of three (3) years, within a geographic restriction of the Continental United States.

ARTICLE 6
CONDITIONS PRECEDENT OBLIGATIONS OF SELLERS

Unless each of the following conditions are satisfied or waived in writing by the Sellers,

Sellers shall not be obligated to effect the transactions contemplated by this Agreement:

6.1. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects as at the date of this Agreement and as at the Closing Date (as if each were made at such time), subject to any actions or changes which may have taken place after the date of this Agreement which are expressly permitted by this Agreement.

6.2. Performance. Each of the agreements, obligations, conditions and covenants to be performed or complied with by Buyer at or prior to the Closing pursuant to the terms of this Agreement shall have been fully performed or complied with on or before the Closing Date.

6.3. Absence of Litigation. There shall be no pending or threatened claim, action, litigation, suit or other proceeding, either judicial or administrative, with respect to the Buyer for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement or its consummation is improper or which would adversely affect the benefit to Sellers of the transactions contemplated by this Agreement.

6.4. Assumption of Debt Obligations. Buyer shall have taken all necessary action such that, on or before the Closing Date, the Debt Obligations shall be either retired (or assumed by Buyer) in full, with no obligation of the Corporation or Sellers remaining therefor (whether as a debtor, guarantor, or otherwise).

6.5. Employment Agreements. Buyer shall have negotiated mutually acceptable employment agreements (the "**Employment Agreements**") with each of Michael J. Vincent, Cesar Herrera, and Josh Polansky, to be entered into between the Corporation and each such individual effective as of the Closing.

6.6. Shareholder Agreement. The Sellers and Buyer shall have negotiated a mutually acceptable amended and restated shareholder agreement (the "**Shareholder Agreement**") to be entered into by Sellers and the Buyer at Closing, which shall amend and restate the Corporation's existing Shareholder Agreement in its entirety.

ARTICLE 7
CLOSING AND POST-CLOSING COVENANTS

7.1. Closing Obligations of the Seller and the Corporation. At the Closing, the Seller and/or the Corporation, as applicable, shall deliver to Buyer:

(a) Stock certificates representing the Shares, duly endorsed in blank by Sellers or accompanied by stock powers in form reasonably acceptable to Buyer.

(b) Resolutions of the Sellers authorizing the execution, delivery and performance of, and the transactions contemplated by, this Agreement.

(c) Deliver countersigned copies of the Non-Competition Agreements, Employment Agreements and Shareholder Agreement.

(d) A good standing certificate or its equivalent with respect to the Corporation from the jurisdictions in which it is incorporated dated not more than 10 days prior to the Closing Date.

(e) Such other certificates, instruments and documents, if any, as may be mutually determined by the parties to be necessary to consummate the transactions contemplated by this Agreement.

7.2. Closing Obligations of Buyer.

(a) At the Closing, Buyer shall:

(1) Deliver to CTL the Note, the Security Agreement, and the Personal Guarantee, each duly executed in favor of CTL.

(2) Deliver to Sellers a certified copy of the resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of, and the transactions contemplated by, this Agreement.

(i) Deliver countersigned copies of the Employment Agreements and Shareholder Agreement.

(3) Deliver to Sellers such other certificates, instruments and documents of transfer if any, as may be mutually determined by the parties to be necessary to consummate the transactions contemplated by this Agreement.

(4) Deliver to Sellers evidence and documentation of the assumption by Buyer or payment in full of all Debt Obligations and release of Sellers and the Corporations from all obligations in respect thereof.

(b) Within, and including the thirtieth (30) day from the Closing Date, Buyer shall:

(1) Deliver to Sellers the Cash Payment in accordance with Schedule A.

7.3. Books and Records. Buyer shall retain after the date of the Closing all financial books and records pertaining to the business of the Corporation prior to the Closing for at least three years. After the Closing, Sellers shall be entitled at reasonable times and upon reasonable written notice to Buyer to have access to and to make copies of such books and records in connection with matters relating to taxes and/or past or future tax returns of the Corporation and/or Sellers.

ARTICLE 8
TERMINATION

8.1. Termination. This Agreement shall be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(a) By mutual written consent of Buyer and Seller.

(b) By either Buyer or all Seller, upon written notice to the other, if the Closing has not taken place by the close of business 30 days after the execution of this Agreement by all parties, unless Buyer and Sellers agree in writing to extend such date.

(c) If the Cash Payment is not received within and including the forty-fifth (45) day after the Closing Date.

ARTICLE 9
MISCELLANEOUS

9.1. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be delivered or sent, with the copies indicated, by personal delivery, telecopy (with confirmation and additional copy sent by overnight delivery service) or overnight delivery service (by a reputable international carrier) to the parties as follows (or at such other address as a party may specify by notice given pursuant to this Section):

Sellers and/or CORPORATION	With a copy to:
_______________	____________________
Attn: _______________	____________________
____________________	____________________
____________________	____________________
Fax:__________________	Fax:__________________

Buyer	With a copy to:
Hawk Manufacturing, Inc.	Story Law Firm, PLLC
4203 Brookstone Way	c/o Travis Story
Summerville, SC 29843	4024 Wagon Wheel Rd.
Attn: John Ragsdale	Springdale, AR 72762
	(479) 845-5700
	(479) 845-2901 Fax

All notices shall be deemed given and received one Business Day after their delivery to the addresses for the respective party(ies), with the copies indicated, as provided in this Section.

9.2. Entire Agreement. This Agreement, the documents which are Schedules to this Agreement and any other contemporaneous written agreements entered into by the parties contain the sole and entire binding agreement among and representations made by the parties to each other and supersede any and all other prior written or oral agreements and representations among them. The recitals set forth at the beginning of this Agreement are incorporated herein.

9.3. Amendment. No amendment or modification of this Agreement shall be valid unless in writing and duly executed by the parties affected by the amendment or modification.

9.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, heirs, successors and permitted assigns.

9.5. Survival. None of the representations and warranties of Buyer or Sellers in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date.

9.6. Waiver. Waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or a waiver of any other breach of the same or any other provision of this Agreement.

9.7. Captions. The captions contained in this Agreement are inserted only as a matter of convenience or reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

9.8. Construction. In the construction of this Agreement, whether or not so expressed, words used in the singular or in the plural, respectively, include both the plural and the singular and the masculine, feminine and neuter genders include all other genders. Since all parties have engaged in the drafting of this Agreement, no presumption of construction against any party shall apply.

9.9. Section and Schedule References. All references contained in this Agreement to Sections and Schedules shall be deemed to be references to Sections of and Schedules attached to, this Agreement, except to the extent that any such reference specifically refers to another document. All references to Sections shall be deemed to also refer to all subsections of such Sections, if any.

9.10. Severability. In the event that any portion of this Agreement is illegal or unenforceable, it shall affect no other provisions of this Agreement, and the remainder of this Agreement shall be valid and enforceable in accordance with its terms.

9.11. Absence of Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to (a) confer upon any Person other than the parties to this Agreement any rights or remedies under or by reason of this Agreement as a third-party beneficiary or otherwise; or (b) authorize anyone not a party to this Agreement to maintain an action or institute an arbitration proceeding pursuant to or based upon this Agreement.

9.12. Assignment. Neither this Agreement nor any rights under this Agreement may be assigned by any party without the written consent of all other parties; provided, however, Buyer may assign this Agreement to a direct or indirect wholly-owned subsidiary of Buyer or to a 100% owner of Buyer upon advance written notice to Sellers.

9.13. Other Documents. The parties shall take all such actions and execute all such documents which may be necessary to carry out the purposes of this Agreement, whether or not specifically provided for in this Agreement.

9.14. Governing Law. This Agreement and the interpretation of its terms shall be governed by the laws of the State of Texas, without application of conflicts of law principles.

9.15. Public Disclosure. No party to this Agreement shall make any public disclosure or publicity release pertaining to the existence of the subject matter contained in this Agreement without prior written consent the other parties; provided, however, that notwithstanding the foregoing, each party shall be permitted, after notice to the other parties, to make such disclosures to the public or to governmental agencies as its counsel shall deem necessary to maintain compliance with, and to prevent violation of, applicable laws, federal, state and local, domestic and foreign.

9.16. Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one agreement.

9.17. Expenses; Transfer Taxes. Except to the extent otherwise specifically provided herein, Buyer shall pay the entire expenses incident to the transactions contemplated by this Agreement which are incurred by Buyer or its representatives, and Seller and the Corporation shall pay the entire expenses incident to the transactions contemplated by this Agreement which are incurred by Seller or their respective representatives.

9.18. Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the parties shall execute and deliver to each other such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the parties to fulfill their obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

The parties have executed this Agreement as of the date set forth above.

CORPORATION: **TRUMP EQUIPMENT COMPANY**

By: Michael J. Vincent

CEO Trump Equipment Company

Buyer: **HAWK MANUFACTURING, INC.**

By: ____________________

CEO of Hawk Manufacturing Inc.

SCHEDULE A
SELLERS, OWNERSHIP, CASH PAYMENTS, AND WIRING INSTRUCTIONS

SELLER	# OF SHARES	CASH PAYMENT	WIRING INSTRUCTIONS

SCHEDULE B
DEBT OBLIGATIONS